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                                                FILED PURSUANT TO RULE 424(B)(3)
                                                     REGISTRATION NO. 333-130545

SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED MAY 26, 2006
TO PROSPECTUS DATED MARCH 31, 2006)

                           $551,584,100 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                                 SERIES 2006-A3
                                 ISSUING ENTITY

                       MORTGAGE PASS-THROUGH CERTIFICATES


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR


                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                    SPONSOR

      Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated May 26, 2006 (the "Prospectus Supplement"), the following sections are hereby deleted and replaced as follows:

      (i) The heading on page S-81 is hereby deleted and replaced with the following:

         Percentage of Initial Class Certificate Balance of the Offered
                Certificates Outstanding at the Following CPR**

      (ii) The following footnote is hereby added to the bottom of page S-81:

         ** It is assumed that the Group 4 Mortgage Loans, Group 5 Mortgage Loans and Group 6 Mortgage Loans are paid on their first reset date.

      (iii) The heading on page S-82 is hereby deleted and replaced with the following:

         Percentage of Initial Class Certificate Balance of the Offered
                 Certificates Outstanding at the Following CPR*

      (iv) The following footnote is hereby added to the bottom of page S-82:

         * It is assumed that the Group 4 Mortgage Loans, Group 5 Mortgage Loans and Group 6 Mortgage Loans are paid on their first reset date.

      (v) The heading on page S-83 is hereby deleted and replaced with the following:

         Percentage of Initial Class Certificate Balance of the Offered
                Certificates Outstanding at the Following CPR**

      (vi) The following footnote is hereby added to the bottom of page S-83:

         ** It is assumed that the Group 4 Mortgage Loans, Group 5 Mortgage Loans and Group 6 Mortgage Loans are paid on their first reset date.

      All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.
                             ---------------------
                  The date of this Supplement is June 7, 2006.